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Dohan and Company                         7700 North Kendall Drive, 200
Certified Public Accountants              Miami, Florida     33156-7564
A Professional Association                Telephone      (305) 274-1366
                                          Facsimile      (305) 274-1368
                                          E-mail         info@uscpa.com
                                          Internet        www.uscpa.com

March 20, 2006



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Denia Enterprises Inc. - Form SB-2 Registration Statement
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Dear Sirs:

As an independent  registered  public  accounting firm, we hereby consent to the
inclusion  or  incorporation  by  reference  in  this  Form  SB-2   Registration
Statement, dated March 20, 2006, of the following:

|X| Our Report to the Stockholders and Board of Directors of Denia Enterprises Inc. dated February 13, 2006 on the financial statements of the Company for year ended January 31, 2006, period from inception on March 10, 2004 to January 31, 2005 and the period from inception on March 10, 2004 to January 31, 2006.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,

Dale Matherson Carr-Hilton Labonte


Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, Canada



Member:
Florida Institute of Certified Public Accountants
American Institute of Certified Public Accountants - Private Companies and SEC Practice Sections